UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 21, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 21, 2011, the U.S. District Court for the Eastern District of Pennsylvania entered an Order preliminarily approving a proposed settlement of the shareholder derivative actions consolidated under the caption Hanna v. Carter, et al., Lead Case No. 2:09-cv-06160-PD.  The proposed settlement is subject to final approval of the Court.  As required by the Court's January 21, 2011 Order, the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action is attached to this Current Report on Form 8-K as Exhibit 99.1.  Attached as Exhibit 99.2 is a copy of the parties' proposed Stipulation and Agreement of Settlement.  Both documents are also available on our website homepage at http://www.hemispherx.net.

Item 9.01.       Financial Statements and Exhibits.

The following Exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Notice Of Pendency And Proposed Settlement Of Shareholder Derivative Action.
99.2	Stipulation And Agreement Of Settlement.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this report, including statements regarding the final approval of the proposed settlement, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the final approval of the settlement by the U.S. District Court, and other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and other reports subsequently filed with or furnished to the Securities and Exchange Commission.  These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

February 2, 2011	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer